SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549
                _______________________________

                           Form S-8
                    REGISTRATION STATEMENT
               UNDER THE SECURITIES ACT OF 1933
                     ____________________

                   THE DOW CHEMICAL COMPANY
                   (a Delaware corporation)
             Executive Offices -- 2030 Dow Center
                    Midland, Michigan 48674
    (Name, state of incorporation and address of principal
                executive office of registrant)

         I.R.S. Employer Identification No. 38-1285128
                     ____________________

                   THE DOW CHEMICAL COMPANY
            1995-96 EMPLOYEES' STOCK PURCHASE PLAN
                   (Full title of the plan)
                   _________________________

                         JOHN SCRIVEN
              Vice President and General Counsel
                   THE DOW CHEMICAL COMPANY
                        2030 Dow Center
                    Midland, Michigan 48674

            (Name and address of agent for service)

                  Telephone:  (517) 636-1000
                     ____________________

                CALCULATION OF REGISTRATION FEE

                                        Proposed    Proposed
        Title                            maximum     maximum
    of securities       Amount to       offering    aggregate     Amount of
   to be registered        be            price      offering     registration
                        registered      per unit      price           fee

  Common Stock, par
     value $2.50         43,212          $55.00     $2,376,660     $819.54
per share, of The Dow    shares
   Chemical Company




             REGISTRATION OF ADDITIONAL SECURITIES


This Registration Statement relating to The Dow Chemical Company 1995-96 Employees' Stock Purchase Plan (the "Plan") is being filed to register an additional 43,212 shares of the Common Stock, par value $2.50 per share, of The Dow Chemical Company. These additional shares are being registered to account for an over subscription to the Plan.

The contents of the initial Registration Statement (File No.
33-58223) are hereby incorporated herein by this reference.



Item 8.  EXHIBITS.

    Exhibit No.     Description of Exhibit

        23          Independent Auditors' Consent

        24          Power of Attorney.



                          SIGNATURES


   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on March 18, 1996.


                              THE DOW CHEMICAL COMPANY
                                   (Registrant)



                              By:  /s/ DONNA J. ROBERTS
                                   Donna J. Roberts, Secretary



   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

J. K. BARTON*          Director
J. K. Barton

D. T. BUZZELLI*        Director and Vice President
D. T. Buzzelli

                       Director and Vice President
A. J. Carbone

F. P. CORSON*          Director and Vice President
F. P. Corson

                       Director
J. C. Danforth

W. D. DAVIS*           Director
W. D. Davis

M. L. DOW*             Director
M. L. Dow

J. L. DOWNEY*          Director
J. L. Downey


E. C. FALLA*           Director and Executive
E. C. Falla            Vice President

B. H. FRANKLIN*        Director
B. H. Franklin

                       Director
A. D. Gilmour

R. L. KESSELER*        Vice President and Controller
R. L. Kesseler

W. J. NEELY*           Director
W. J. Neely

                       Director and Vice President
M. D. Parker

F. P. POPOFF*          Director and Chairman of the Board
F. P. Popoff

/s/ J. P. REINHARD     Director and Financial Vice
J. P. Reinhard         President, Treasurer and
                       Chief Financial Officer

H. T. SHAPIRO*         Director
H. T. Shapiro

W. S. STAVROPOULOS*    Director and President
W. S. Stavropoulos     (Chief Executive Officer)

P. G. STERN*           Director
P. G. Stern




*By:/s/ DONNA J. ROBERTS
  Donna J. Roberts
  Attorney-in-fact


Dated:  March 18, 1996

                         EXHIBIT INDEX


Exhibit No.  Description of Exhibit               Page Number

23           Independent Auditors' Consent .           6

24           Power of Attorney.                       7-8




                          EXHIBIT 23





                 INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Dow Chemical Company on Form S-8 of our report dated February 7, 1996 appearing in the Annual
Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 1995.


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Midland, Michigan  48642

March 15, 1996


                          EXHIBIT 24

                       POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints DONNA J. ROBERTS, JOHN SCRIVEN or ENRIQUE C. FALLA, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statement for shares of the Common Stock, par value $2.50 per share, of The Dow Chemical Company, to be offered pursuant to the 1995-96 Employees' Stock Purchase Plan and the 1995-96 Petrodow Employees' Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.


SIGNATURE                TITLE                    DATE

/s/J. K. BARTON          Director                 February 9, 1995
J. K. Barton


/s/A. J. BUTLER          Director                 February 9, 1995
A. J. Butler


/s/D. T. BUZZELLI        Director and Vice        February 9, 1995
D. T. Buzzelli           President


/s/F. P. CORSON          Director and Vice        February 9, 1995
F. P. Corson             President


/s/W. D. DAVIS           Director                 February 9, 1995
W. D. Davis


/s/M. L. DOW             Director                 February 9, 1995
M. L. Dow


/s/J. L. DOWNEY          Director                 February 9, 1995
J. L. Downey


/s/E. C. FALLA           Director and Executive   February 9, 1995
E. C. Falla              Vice President
                         (Chief Financial Officer)


/s/B. H. FRANKLIN        Director                 February 9, 1995
B. H. Franklin


/s/R. L. KESSELER        Vice President and       February 9, 1995
R. L. Kesseler           Controller


/s/F. W. LYONS, JR.      Director                 February 9, 1995
F. W. Lyons, Jr.


/s/W. J. NEELY           Director                 February 9, 1995
W. J. Neely


/s/F. P. POPOFF          Director and             February 9, 1995
F. P. Popoff             Chairman of the Board
                         (Chief Executive Officer)


/s/H. T. SHAPIRO         Director                 February 9, 1995
H. T. Shapiro


/s/E. J. SOSA            Director and Senior      February 9, 1995
E. J. Sosa               Vice President


/s/W. S. STAVROPOULOS    Director and President   February 9, 1995
W. S. Stavropoulos       (Chief Operating
                         Officer)


/s/P. G. STERN           Director                 February 9, 1995
P. G. Stern